Exhibit 4

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 3 to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of October 10, 2014 by and among Viad Corp, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, National Association, as Lender, as LC Issuer, as Swing Line Lender and as administrative agent (the “Administrative Agent”), and the undersigned Lenders.
RECITALS
A.The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of May 18, 2011 (as previously amended, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
B.The Borrower, the Administrative Agent, the LC Issuer, the Swing Line Lender and each of the Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
C.The Borrower has requested, and all of the Lenders are willing to make available to the Borrower, additional Commitments pursuant to Section 2.6.3 of the Credit Agreement on the terms and conditions set forth herein.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Upon the “Amendment Effective Date” (as defined below), the Credit Agreement shall be amended as follows:
(a)The definition of “Aggregate Commitment” in Article I of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The Aggregate Commitment immediately after giving effect to Amendment No. 3 hereto dated as of October 10, 2014 is $180,000,000.
(b)The Commitment Schedule shall be amended and restated in its entirety to read as follows:

Lender	Commitment

JPMorgan Chase Bank, N.A.	$41,538,461.52

Bank of America, N.A.	$34,615,384.62

KeyBank National Association	$34,615,384.62

U.S. Bank National Association	$34,615,384.62

Wells Fargo Bank, N.A.	$34,615,384.62

Total	$138,461,538.48
2.Increased Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to the increase in its Commitment reflected in Section 1(b) of this Amendment and the Borrower hereby accepts such increased Commitments.
3.Representations and Warranties of the Borrower. The Borrower represents, warrants and certifies that:
(a)At the time of and immediately after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and
(b)At the time of and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.
4.Amendment Effective Date. This Amendment shall become effective upon the date (the “Amendment Effective Date”) upon which all of the following conditions have been satisfied:
(a)The execution and delivery of (i) this Amendment by the Borrower, the Administrative Agent and each of the Lenders and (ii) the Acknowledgment attached hereto as Exhibit A by Global Experience Specialists, Inc.;
(b)The payment by the Borrower to the Administrative Agent for the account of each Lender of an amendment fee equal to .05% times the amount of the increase in the Commitment of such Lender pursuant to this Amendment (i.e., an aggregate amendment fee of $25,000); and
(c)The Administrative Agent (or its counsel) shall have received copies of (i) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Amendment Effective Date, (A) certifying that the resolutions of the Borrower’s board of directors attached to the Secretary’s Certificate dated May 18, 2011 delivered to the Administrative Agent by the Borrower in connection with the closing of the Credit Agreement have not been amended or modified and remain in full force and effect and (B) attaching the Borrower’s Certificate of Incorporation and Bylaws as in effect on the Amendment Effective Date and (ii) a certificate of good standing of the Borrower, as of a recent date, from the Secretary of State of Delaware.
5.Reference to and Effect Upon the Loan Documents.
(a)Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
(c)The parties agree that (i) the execution and delivery hereof and the satisfaction of the conditions to effectiveness set forth in Section 4 above shall be deemed to satisfy all the conditions and requirements set forth in Section 2.6.3 of the Credit Agreement with respect to the incremental Commitments contemplated hereby and (ii) the incremental Commitments extended pursuant to this Amendment shall be deemed extended pursuant to and in compliance with such Section. The Borrower acknowledges and agrees that, after giving effect to its utilization of Section 2.6.3 of the Credit Agreement pursuant hereto, no further Commitment increases are permitted by such section.
6.Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.
7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
9.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-

mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.
(signature pages to follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VIAD CORP

By:/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Its: Chief Financial Officer

By:/s/ Elyse A. Newman
Name: Elyse A. Newman
Its: Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By:/s/ Gregory T. Martin
Name: Gregory T. Martin
Its: Vice President

[Signature Page to Viad Amendment No. 3 to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.

By:/s/ David R. Barney
Name: David R. Barney
Its: Senior Vice President

KEYBANK NATIONAL ASSOCIATION

By:/s/ Meghan Starr
Name: Meghan Starr
Its: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:/s/ Edward B. Hanson
Name: Edward B. Hanson
Its: Vice President

WELLS FARGO BANK, N.A.

By:/s/ Sid Khanolkar
Name: Sid Khanolkar
Its: Director

[Signature Page to Viad Amendment No. 3 to Amended and Restated Credit Agreement]

EXHIBIT A
GUARANTOR’S ACKNOWLEDGMENT OF
AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
The Guarantor hereby acknowledges the terms and conditions of Amendment No. 3 to Amended and Restated Credit Agreement entered into as of the date hereof and hereby reaffirms its obligations under the Guaranty. Capitalized terms used herein shall have the meanings ascribed to them by the Amended and Restated Credit Agreement dated as of May 18, 2011, as amended and entered into by and among the Borrower, the Administrative Agent and the Lenders.

October 10, 2014

GLOBAL EXPERIENCE SPECIALISTS, INC.
By:/s/ Elyse A. Newman
Name: Elyse A. Newman
Its: Treasurer